Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2013 Operating Results

Baton Rouge, LA – May 8, 2013 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2013.

First Quarter Results

Lamar reported net revenues of $283.5 million for the first quarter of 2013 versus $266.2 million for the first quarter of 2012, a 6.5% increase. Operating income for the first quarter of 2013 remained relatively constant over the same period in 2012 at $25.9 million. During the quarter ended March 31, 2013, the Company recognized a net loss of $6.1 million as compared to a net loss of $22.8 million for the first quarter of 2012.

Adjusted EBITDA, (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net loss at the end of this release) for the first quarter of 2013 was $110.0 million versus $99.8 million for the first quarter of 2012, a 10.2% increase.

Free cash flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the first quarter of 2013 was $49.9 million as compared to $44.2 million for the same period in 2012, an increase of 13.0%.

Pro forma net revenue for the first quarter of 2013 increased 2.4% and pro forma Adjusted EBITDA increased 5.2% as compared to the first quarter of 2012. Pro forma net revenue and Adjusted EBITDA include adjustments to the 2012 period for acquisitions and divestitures for the same time frame as actually owned in the 2013 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.

Liquidity

As of March 31, 2013, Lamar had $318.5 million in total liquidity that consists of $243.0 available for borrowing under its revolving senior credit facility and $75.5 million in cash and cash equivalents.

Real Estate Investment Trust Update

As previously disclosed, we are actively considering an election to real estate investment trust (REIT) status. We submitted a private letter ruling request to the Internal Revenue Service on November 16, 2012 in conjunction with our review regarding a potential REIT election. If we receive a favorable response and decide to proceed with a REIT election, we intend to make the election for the taxable year beginning January 1, 2014, subject to the approval of our board of directors. A favorable IRS ruling, if received, does not guarantee that we would succeed in qualifying as a REIT and there is no certainty as to the timing of a REIT election or whether we will ultimately decide to make a REIT election.

Guidance

For the second quarter of 2013 the Company expects net revenue to be approximately $322 million to $325 million. On a pro forma basis this represents an increase of approximately 2% to 3%.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding guidance for the second quarter of 2013 and consideration of an election to real estate investment trust status. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) the regulation of the outdoor advertising industry; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and (8) our ability to qualify as a REIT. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Measures

Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, May 8, 2013 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-7226
Passcode:	73357093
Available through Monday, May 13, 2013 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, May 13, 2013 at 11:59 p.m. eastern time

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 22 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND

SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2013	2012
Net revenues	$283,479	$266,238

Operating expenses (income)
Direct advertising expenses	106,519	103,423
General and administrative expenses	54,262	51,314
Corporate expenses	12,701	11,659
Non-cash compensation	10,773	2,612
Depreciation and amortization	73,901	72,373
Gain on disposition of assets	(606)	(936)

	257,550	240,445
Operating income	25,929	25,793

Other expense (income)
Loss on extinguishment of debt	—	29,972
Interest income	(28)	(58)
Interest expense	36,700	39,914

	36,672	69,828

Loss before income tax	(10,743)	(44,035)
Income tax benefit	(4,673)	(21,219)

Net loss	(6,070)	(22,816)
Preferred stock dividends	91	91

Net loss applicable to common stock	($6,161)	($22,907)

Loss per share:
Basic and diluted loss per share	($0.07)	($0.25)

Weighted average common shares outstanding:
- basic	93,974,956	93,114,125
- diluted	94,350,240	93,457,603

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$109,997	$99,842
Interest, net (excluding amortization of debt issuance costs)	(33,766)	(35,359)
Current tax expense	(413)	(445)
Preferred stock dividends	(91)	(91)
Total capital expenditures (1)	(25,788)	(19,747)

Free cash flow	$49,939	$44,200

(1)	See the capital expenditures detail included below for a breakdown by category.

Selected Balance Sheet Data:	March 31, 2013	December 31, 2012
Cash and cash equivalents	$75,474	$58,911
Working capital	136,709	103,778
Total assets	3,510,658	3,514,030
Total debt (including current maturities)	2,154,872	2,160,854
Total stockholders’ equity	880,741	874,833

	Three months ended March 31,
	2013	2012
Other Data:
Cash flows provided by operating activities	$51,721	$36,702
Cash flows used in investing activities	29,355	24,040
Cash flows used in financing activities	5,451	10,595

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$51,721	$36,702
Changes in operating assets and liabilities	25,374	28,299
Total capital expenditures	(25,788)	(19,747)
Preferred stock dividends	(91)	(91)
Other	(1,277)	(963)

Free cash flow	$49,939	$44,200

Reconciliation of Adjusted EBITDA to Net loss:
Adjusted EBITDA	$109,997	$99,842
Less:
Non-cash compensation	10,773	2,612
Depreciation and amortization	73,901	72,373
Gain on disposition of assets	(606)	(936)

Operating Income	25,929	25,793

Less:
Loss on extinguishment of debt	—	29,972
Interest income	(28)	(58)
Interest expense	36,700	39,914
Income tax benefit	(4,673)	(21,219)

Net loss	($6,070)	($22,816)

	Three months ended March 31,
	2013	2012	% Change
Reconciliation of Reported GAAP results to Pro Forma (a) results:
Net revenue	$283,479	$266,238	6.5%
Acquisitions and divestitures	—	10,722

Pro forma net revenue	$283,479	$276,960	2.4%

Direct advertising and G&A expenses	$160,781	$154,737	3.9%
Acquisitions and divestitures	—	6,046

Pro forma direct advertising and G&A expenses	$160,781	$160,783	0.0%

Outdoor operating income	$122,698	$111,501	10.0%
Acquisitions and divestitures	—	4,676

Pro forma outdoor operating income	$122,698	$116,177	5.6%

Corporate expenses	$12,701	$11,659	8.9%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$12,701	$11,659	8.9%

Adjusted EBITDA	$109,997	$99,842	10.2%
Acquisitions and divestitures	—	4,676

Pro forma Adjusted EBITDA	$109,997	$104,518	5.2%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2012 for acquisitions and divestitures for the same time frame as actually owned in 2013.

	Three months ended March 31,
	2013	2012
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$122,698	$111,501
Less: Corporate expenses	12,701	11,659
Non-cash compensation	10,773	2,612
Depreciation and amortization	73,901	72,373
Plus: Gain on disposition of assets	606	936

Operating income	$25,929	$25,793

	Three months ended March 31,
	2013	2012
Capital expenditure detail by category
Billboards — traditional	$6,218	$5,066
Billboards — digital	11,623	7,910
Logo	1,863	1,319
Transit	20	21
Land and buildings	2,784	1,685
Operating equipment	3,280	3,746

Total capital expenditures	$25,788	$19,747